UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street Pekin, IL	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers;  Election of Directors; Appointment of Principal Officers.

On March 9, 2007, Daniel R. Trunfio was appointed Chief Operating Officer of Aventine Renewable Energy Holdings, Inc (the “Company”), effective March 19, 2007.  Mr. Trunfio will serve as the Company’s Principal Operations Officer and will report to Ronald H Miller, the Company’s Chief Executive Officer.

Mr. Trunfio, 45, spent 23 years with the Royal Dutch/Shell Group.  Mr. Trunfio most recently led the development and implementation of Shell’s 1st and 2nd generation bio-fuel strategies and operations worldwide.  In this role, Mr. Trunfio was responsible for coordinating bio-fuel issues for Shell in the Americas working as a liaison with external stakeholders and Governments.  In addition, he was also responsible for managing Shell’s bio-fuel alliances in the Americas.  While at Shell, Mr. Trunfio’s experience included positions (both domestic and internationally) in retail sales, marketing, supply, trading, e-commerce, strategy, product development and bio-fuels.  Mr. Trunfio has a strong track record for developing, delivering and growing businesses.

In connection with his hiring and appointment as Chief Operating Officer, Mr. Trunfio accepted the terms of the Company’s offer letter, dated February 7, 2007, providing for at-will employment.  Pursuant to the offer letter, Mr. Trunfio will receive a starting annual base salary of $300,000, and will be eligible for a maximum annual bonus payout of 70% under the Company’s Annual Performance Incentive Plan.  Mr. Trunfio will also receive a net signing bonus of $100,000.  Mr. Trunfio will be eligible for equity grants in accordance with the Company’s 2003 Equity Incentive Plan, and will be granted an initial $1 million in restricted stock and 200,000 non-qualified stock options on March 19, 2007.  Mr. Trunfio will be granted another non-qualified option to purchase 50,000 shares of the Company’s common stock on each of March 19, 2008 and 2009.  Each of these options and restricted stock will vest over a 5-year period and the options will have an exercise price equal to the closing price of the Company’s Common Stock on the New York Stock Exchange on the grant date.  Mr. Trunfio will be eligible for benefits under the Company’s relocation policy, and will receive reasonable temporary living expenses in connection with his permanent relocation.  Mr. Trunfio will participate in the Company’s Long-Term Incentive Plan, if and when such a plan is implemented, and will also be entitled to the other benefits available to employees and to senior executive officers of the Company.

There are no family relationships between Mr. Trunfio and any director, executive officer or person nominated or chosen to become a director or executive officer of the Company.  Mr. Trunfio is not party to, and does not have a direct or indirect material interest in, any transactions or arrangements with the Company other than in connection with his employment as described in this report.

A copy of the Company’s press release, dated March 9, 2007, announcing Mr. Trunfio’s appointment is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired — Not Applicable

(b)           Pro forma financial information — Not Applicable

(d)                                 Exhibits

Exhibit No.             Description

99.1                                                                           Press release, dated March 9, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the appointment of Daniel R. Trunfio as the Company’s Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  March 9, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By: /s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.             Description

99.1                                                                           Press release, dated March 9, 2007, issued by Aventine Renewable Energy Holdings, Inc, announcing the appointment of Daniel R. Trunfio as the Company’s Chief Operating Officer.